UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2014

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 10, 2014, Cheniere Energy, Inc. (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with RRJ Capital II Ltd (the “Purchaser”), to issue and sell to the Purchaser $1.0 billion aggregate principal amount of its unsecured convertible PIK notes due 2021 (the “Notes”). The sale of the Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes will be sold on a private placement basis in reliance on Section 4(a)(2) of the Securities Act. The sale of the Notes to the Purchaser pursuant to the Subscription Agreement is expected to close on November 28, 2014 (the “Closing Date”). The Notes will have a maturity of six and a half years, and accrue interest at a rate of 4.875% per annum, which is payable in kind (PIK) by increasing the principal amount of the Notes outstanding. One year after the Closing Date, the Notes will be convertible into the common stock of the Company at an initial conversion price of $93.64, which represents 130% of the closing price of the common stock of the Company on Monday, November 10, 2014.
Under the terms of the Subscription Agreement, the Company has agreed to seek approval from the U.S. Securities and Exchange Commission (the “SEC”) to permit the Company to register and file with the SEC a registration statement with respect to an offer to exchange (the “Exchange Offer”) any and all of the Notes for a like aggregate principal amount of debt securities of the Company identical in all material respects to the Notes sought to be exchanged (other than with respect to references to restrictive legends and transfer restrictions relating to the Notes), and that are registered under the Securities Act. If permitted by the SEC, the Company has agreed to use its reasonable best efforts to file with the SEC and cause to become effective the registration statement with respect to the Exchange Offer. The Company has agreed to use its reasonable best efforts to complete the Exchange Offer on or prior to the first anniversary of the Closing Date. If the SEC does not approve registration of the Exchange Offer or an Exchange Offer would not be permitted by applicable laws, the Company has agreed to use its reasonable best efforts to file with the SEC and cause to become effective a shelf registration statement covering the resale of the Notes and the Company’s common stock issuable upon conversion of the Notes. The Company has agreed to use its reasonable best efforts to file such shelf registration statement no later than 180 days after the Closing Date.
The Subscription Agreement contains customary representations, warranties and agreements by the Company, customary events of default upon which the Purchaser may be permitted to accelerate the Notes, customary conditions to closing and indemnification obligations of the Company and the Purchaser. The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure
A copy of the press release relating to the Subscription Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Information included on the Company’s website is not incorporated herein by reference.
The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
d)    Exhibits

Exhibit
Number	Description
10.1*	Subscription Agreement, dated November 10, 2014, between Cheniere Energy, Inc. and RRJ Capital II Ltd.
99.1+	Press release, dated November 11, 2014.
________________________
* Filed herewith.
+ Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: November 12, 2014	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1*	Subscription Agreement, dated November 10, 2014, between Cheniere Energy, Inc. and RRJ Capital II Ltd.
99.1+	Press release, dated November 11, 2014.
________________________
* Filed herewith.
+ Furnished herewith.